Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [          ] by and between Mirna Therapeutics, Inc., a Delaware corporation (the “Company”), and the Cancer Prevention and Research Institute of Texas, an institution of the State of Texas (“CPRIT”).

This Agreement is made in connection with the Stock Purchase Agreement dated as of September 1, 2015 between the Company and CPRIT (the “Purchase Agreement”), pursuant to which CPRIT has agreed to purchase shares of the Company’s Common Stock (the “Shares” and such offering, the “Offering”).  The execution and delivery of this Agreement is a condition precedent to certain obligations of CPRIT under the Purchase Agreement.

Unless otherwise defined herein, capitalized terms so used herein and not defined shall have the same meaning as provided in the Purchase Agreement.

In consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereby agree as follows:

1.                                      Certain Definitions.

(a)                                 As used in this Agreement, the following terms shall have the following respective meanings and grammatical variations thereof shall have corresponding meanings:

“Affiliate” means, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including without limitation any partner, officer, director, manager or employee of such person and any venture capital or private equity fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such person.

“Board” means the Company’s board of directors.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means shares of the common stock of the Company, par value $0.001 per share, and also includes any other class of securities into which such common stock may hereafter be reclassified or changed into.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities.

“Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

“Investor Rights Agreement” means that certain Third Amended and Restated Investor Rights Agreement dated March 31, 2015 by and among the Company and the stockholders party thereto.

“Person” shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subsection thereof.

“Preferred Stock” means, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document

“Registrable Securities” means (a) the Shares, (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities (other than shares of Common Stock of the Company issued or issuable upon exercise of options or other awards granted pursuant to stock purchase or stock option plans or other similar incentive plans or arrangements), and (c) Registrable Securities as defined in the Investor Rights Agreement.  Notwithstanding the foregoing, Registrable Securities shall not include any Shares (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its Affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its Affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as-converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 without limitation during any ninety (90) day period; provided, the foregoing exception to the definition of Registrable Securities shall not apply to the operation of Sections 2(i) and 2(j) below.

“Registration” has the meaning specified in Section 2(a) of this Agreement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 2 hereof, including, without limitation, all registration and filing fees, printing and accounting expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the selling Holders, blue- sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Registration Statement” or “registration statement” means the requisite registration statement and prospectus related thereto to effect a Registration.

“Restated Certificate” means the Company’s Certificate of Incorporation, as amended from time to time.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit Holder to sell securities of the Company to the public without registration.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Securities Laws” means the Securities Act, the Exchange Act and all rules, regulations or ordinances promulgated thereunder.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of the CPRIT Registrable Securities.

“Series A Preferred Stock” shall mean Series A preferred stock, par value $0.001 per share, of the Company.

“Series B Preferred Stock” shall mean Series B preferred stock, par value $0.001 per share, of the Company.

“Series B-1 Preferred Stock” shall mean Series B-1 preferred stock, par value $0.001 per share, of the Company.

“Series C Preferred Stock” shall mean Series C preferred stock, par value $0.001 per share, of the Company.

“Series D Preferred Stock” shall mean Series D preferred stock, par value $0.001 per share, of the Company.

“Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan, (ii) a registration statement with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction, or (iii) a registration statement in which the only Common Stock being registered is Common Stock issued upon conversion of debt securities that are also being registered.

(b)                                 All references to “dollars” or “$” herein shall be deemed references to United States Dollars unless specifically provided otherwise.

2.                                      Registration Rights.

(a)                                 Piggyback Registrations.  The Company shall notify CPRIT in writing at least twenty (20) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford CPRIT an opportunity to include in such registration statement, and the Company shall cause to be registered, all or part of the Shares held by CPRIT.  If CPRIT shall desire to include in any such registration statement all or any part of the Shares, it shall, within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Shares by CPRIT.  If CPRIT decides not to include all of the Shares in such registration statement filed by the Company, CPRIT shall nevertheless continue to have the right to include any of the Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(i)                                     Underwriting. If the registration statement under which the Company gives notice under this Section 2(a) is for an underwritten offering, the Company shall so advise CPRIT.  In such event, the right of CPRIT to be included in a registration pursuant to this Section 2(a) shall be conditioned upon CPRIT’s participation in such underwriting and the inclusion of the Shares in the underwriting to the extent provided herein. CPRIT shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders of shares of the Common Stock issuable or issued upon conversion of the Preferred Stock (the “Preferred Stock Registrable Securities”) (the “Preferred Holders”) and Registrable Securities held by CPRIT (the “CPRIT Registrable Securities”) on a pro rata basis based on the total number of Registrable Securities held by such Holders; third, to the Holders (other than the Preferred Holders and CPRIT) on a pro rata basis based on the total number of Registrable Securities held by such Holders; and fourth, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable

Securities of CPRIT may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities (including a majority of each of (1) the Preferred Stock Registrable Securities and (2) the CPRIT Registrable Securities, if applicable) proposed to be sold in the offering. If CPRIT disapproves of the terms of any such underwriting, CPRIT may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners, members, former members and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(ii)                                  Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(a) prior to the effectiveness of such registration whether or not CPRIT has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2(c) hereof.

(b)                                 Form S-3 Registration.  In case the Company shall receive from CPRIT a written request or requests that the Company effect a registration on Form S-3 or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by CPRIT, the Company shall:

(i)                                     promptly (and in any event within fifteen (15) days after such written request is delivered) give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(ii)                                  as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of CPRIT’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2(b):

1)                                     if Form S-3 is not available for such offering by CPRIT;

2)                                     if CPRIT, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000);

3)                                     if within fifteen (15) days of receipt of a written request from CPRIT pursuant to this Section 2(b), the Company gives notice to such CPRIT of the Company’s intention to make a public offering within ninety (90) days after receipt of such written request from CPRIT, other than pursuant to a Special Registration Statement; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective during such period; provided, further, that such Holders were permitted to register such shares as requested to be registered pursuant to Section 2(a) hereof without reduction by the underwriter thereof;

4)                                     if the Company has, within the twelve (12) month period preceding the date of such written request, already effected two (2) registrations on Form S-3 for the Holders;

5)                                     in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process, as applicable, in such jurisdiction and except as may be required by the Securities Act;

6)                                     if CPRIT Registrable Securities constitute less than 10% of the outstanding shares of Common Stock of the Company (calculated as of the date of the registration pursuant to this Section 2(b)); or

7)                                     if CPRIT could sell all of the Shares without any limitations under Rule 144.

(iii)                               Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders.

(iv)                              Notwithstanding the foregoing obligations, if the Company furnishes to CPRIT a registration pursuant to this Section 2(b) a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request for registration on Form S-3 referred to in this Section 2(b) is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided, further, that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than pursuant to a Special Registration Statement.

(c)                                  Expenses.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section 2(a) or 2(b) shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by CPRIT.

(d)                                 Obligations of the Company.  Whenever required to effect the registration of CPRIT Registrable Securities, the Company shall, as expeditiously as reasonably possible, to the extent that CPRIT is selling such Registrable Securities:

(i)                                     Prepare and file with the Commission a registration statement with respect to the Shares and use best efforts to cause such registration statement to become effective, and, upon the request of CPRIT, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until CPRIT has completed the distribution related thereto; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period CPRIT refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(ii)                                  Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2(d)(i) above;

(iii)                               Comply with Rule 172 of the Securities Act and (i) advise CPRIT promptly of any failure by the Company to satisfy the conditions of such Rule 172 and (ii) promptly furnish to CPRIT such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as CPRIT may reasonably request in order to facilitate the disposition of Registrable Securities owned by CPRIT;

(iv)                              Use best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by CPRIT; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already qualified to do business or subject to service of process, as applicable, in such jurisdiction and except as may be required by the Securities Act;

(v)                                 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (CPRIT shall also enter into and perform its obligations under such an agreement);

(vi)                              Use its best efforts to cause all such CPRIT Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(vii)                           Provide a transfer agent and registrar for all CPRIT Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such CPRIT Registrable Securities, in each case no later than the effective date of such registration;

(viii)                        Promptly make available for inspection by CPRIT, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(ix)                              Notify CPRIT, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(x)                                 After such registration statements become effective, notify CPRIT of any request by the SEC that the Company amend or supplement such registration statement or prospectus;

(xi)                              Promptly notify CPRIT of any stop order issued or threatened by the Commission or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(xii)                           Use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(xiii)                        Notify CPRIT at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and as promptly as practicable thereafter, prepare and file with the Commission, and furnish without charge to CPRIT and the managing underwriter(s), if any, an amendment or supplement to such registration statement or prospectus in order to cause such registration statement or prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and furnish such copies thereof as CPRIT or any underwriter may reasonably request; and

(xiv)                       Use best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(e)                                  Termination of Registration Rights.  All registration rights granted under this Agreement shall terminate and be of no further force and effect upon the earlier to occur of (i) three (3) years after the date of the Company’s Initial Offering, or (ii) at such time as CPRIT could sell all of its Shares without any limitations during any 90-day period under Rule 144.

(f)                                   Delay of Registration; Furnishing Information.

(i)                                     CPRIT shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(ii)                                  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of CPRIT that CPRIT shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(g)                                  Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by CPRIT to a transferee or assignee of Registrable Securities that is an Affiliate of CPRIT; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions and obligations set forth in this Agreement.

(h)                                 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and CPRIT. Any amendment or waiver effected in accordance with this Section 2(h) shall be binding upon CPRIT and the Company.

(i)                               Market Stand-Off Agreement.  CPRIT hereby agrees that CPRIT shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities) of the Company held by CPRIT (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (the “Standoff Period”).  In connection with any offering in connection with a registration under Section 2(a) or 2(b) hereof, CPRIT further agrees to execute and deliver any lock-up agreement (a “Follow-On Lock-Up”) with the representative of the underwriters that is signed by each of (1) Sofinnova Venture Partners VIII, L.P., (2) New Enterprise Associates 14, L.P. and (3) Pfizer Inc., but only to the extent that such entity is (x) a holder of 10% or more of the Company’s outstanding shares of Common Stock (calculated as of the date of such lock-up agreement) and (y) an “affiliate” of the Company as defined in Rule 12b-2 of the Exchange Act (collectively, the “Major Holders”); provided that CPRIT’s execution of any such Follow-On Lock-Up would not disproportionately and adversely affect CPRIT relative to the Major Holders

The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Standoff Period and/or the expiration of a Follow-On Lockup, as applicable. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 2(i) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(j)                                    Agreement to Furnish Information.  CPRIT agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with CPRIT’s obligations under Section 2(i) or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, CPRIT shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2(i) and this Section 2(j) shall not apply to a Special Registration Statement.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.  CPRIT agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2(i) and 2(j).  The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2(i) and 2(j) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(k)                                 Compliance with Registration Requirements. While any registration statement which registers CPRIT Registrable Securities pursuant to this Agreement remains effective, CPRIT may sell such Registrable Securities in accordance with the plan of distribution contained in such registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available.  CPRIT agrees that if it is notified by the Company in writing at any time that such registration statement is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, CPRIT will refrain from selling such Registrable Securities until such time as CPRIT is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Securities Act.

3.                                      Indemnification and Contribution.

(a)                                 Indemnification by the Company.  In the event of any registration or qualification under applicable Securities Laws pursuant to Section 2 of any Registrable Securities covered by such registration or qualification, to the extent permitted by law, the Company will indemnify and hold harmless CPRIT, the partners, members, stockholders, officers and directors of CPRIT, legal counsel and accountants of CPRIT, any underwriter (as defined in the Securities Act) for CPRIT and each person, if any, who controls CPRIT or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse CPRIT, each such partner, member, stockholder, officer, director, underwriter or controlling person, or other aforementioned person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by CPRIT, such partner, member, stockholder, officer, director, underwriter or controlling person, or other aforementioned person of CPRIT.

(b)                                 Indemnification by CPRIT.  In the event of any registration or qualification under applicable Securities Laws pursuant to Section 2 of any Registrable Securities covered by such registration or qualification, to the extent permitted by law, CPRIT will, if Registrable Securities held by CPRIT are included in the securities as to which such registration qualifications or compliance is being effected, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, stockholders, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, member, stockholder, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “CPRIT Violation”), in each case to the extent (and only to the extent) that such CPRIT Violation occurs in reliance upon and in conformity with written information furnished by CPRIT under an instrument duly executed by CPRIT and stated to be specifically for use in connection with such registration; and CPRIT will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, member, stockholder, officer, director or controlling person of such other Holder, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a CPRIT Violation; provided, however, that the indemnity agreement contained in this Section 3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of CPRIT, which consent shall not be unreasonably withheld, conditioned or delayed; provided further, that in no event shall any indemnity under this Section 3(b) when combined with the amounts paid or payable by CPRIT pursuant to Section 3(d), exceed the net proceeds from the offering received by CPRIT.

Notwithstanding anything in the foregoing paragraph of Section 3(b) or any other provision of this Agreement, the Company acknowledges that CPRIT is an agency of the State of Texas and as such there are constitutional and statutory limitations on the authority of CPRIT to enter into certain terms and conditions of this Agreement or any agreement related thereto, including but not limited to, terms and conditions relating to liens on CPRIT’s property; disclaimers and limitations of warranties; disclaimers and limitations of liability for damages; waivers, disclaimers and limitations of legal rights, remedies, requirements and processes; limitations of periods to bring legal action; granting control of litigation or settlement to another party; liability for acts or omissions of third parties, payment of attorneys’ fees, dispute resolution; indemnities; and confidentiality (collectively, the “Limitations”), and terms and conditions related to the Limitations will not be binding on CPRIT except to the extent authorized by the laws and Constitution of the State of Texas.

(c)                                  Notice. Promptly after receipt by an indemnified party under this Section 3 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.

(d)                                 Defenses. If the indemnification provided for in this Section 3 is held by a court of competent jurisdiction (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or CPRIT Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that (x) CPRIT will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by CPRIT pursuant to such registration statement, and (y) in no event shall any contribution by CPRIT hereunder, when combined with the amounts paid or payable by CPRIT pursuant to Section 3(b), exceed the net proceeds from the offering received by CPRIT.

(e)                                  Survival.  The obligations of the Company and CPRIT under this Section 3 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f)                                   Indemnification Payment.  To the extent permitted by law, the indemnification required by this Section 3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, or as otherwise agreed to between the parties hereto.

4.                                      Covenants Relating to Rule 144 and Multi-Jurisdictional Registrations.

With a view to making available to CPRIT the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company shall:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)                                 file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)                                  so long as CPRIT owns any Registrable Securities, furnish to CPRIT forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report and such other periodic reports of the Company filed with the Commission; and (iii) such other reports and documents as CPRIT may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration or pursuant to such Form S-3.

5.                                      Other Registration Rights.

The Company represents and warrants that it has not granted any registration rights to any Person other than pursuant to this Agreement and the Investor Rights Agreement.

6.                                      Miscellaneous.

(a)                                 Termination.  This Agreement, except for any obligations under Section 3, shall terminate when all of the Shares have been (a) registered or qualified for distribution and disposed of in accordance with the prospectus covering them, or (b) publicly sold.

(b)                                 Notices.  Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

if to the Company, to :	Mirna Therapeutics, Inc.
2150 Woodward Street, Suite 100
Austin, Texas 78744
Telephone No.: (512) 901-0900
Attention: Paul Lammers, M.D., M.Sc.

with a copy to:	Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Telephone No.: (650) 328-4600
Facsimile No.: (650) 463-2600
Attention: Alan C. Mendelson
Mark V. Roeder

if to CPRIT:	CPRIT
Chief Executive Officer
1701 N. Congress Avenue Ste. 6-127
Telephone No.: (512) 463-3190
Facsimile No.: (512) 475-2563

with a copy to:	CPRIT
General Counsel
1701 N. Congress Avenue Ste. 6-127
Telephone No.: (512) 463-3190
Facsimile No.: (512) 475-2563

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Each notice shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day during regular business hours, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

(c)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of law principles thereof.

(d)                                 Headings.  The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(e)                                  Entire Agreement; Amendments.  This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter.  This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.  This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and CPRIT.

(f)                                   Assignability.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns.  This Agreement and all of the provisions hereof may not be assigned without the consent of CPRIT, and any such assignment shall comply with all applicable Securities Laws.

(g)                                  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

MIRNA THERAPEUTICS, INC.

By:
Name:
Title:

CANCER PREVENTION AND RESEARCH INSTITUTE OF TEXAS

By:
Name:
Title:

[Signature Page to Mirna Therapeutics, Inc. Registration Rights Agreement]